EXHIBIT 10.28.3

THIRD AMENDMENT

THIS THIRD AMENDMENT, dated as of February 28, 2006 (this "Third Amendment"), to the Existing Credit Agreement referred to below is among GLOBAL SIGNAL OPERATING PARTNERSHIP, a Delaware limited partnership (the "Borrower"), and the Lenders parties hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders from time to time party thereto (the "Lenders") and Bank of America, N.A. ("Bank of America"), as L/C Issuer and as administrative agent (in such capacity, the "Administrative Agent"), are parties to the Second Amended and Restated Credit Agreement, dated as of April 15, 2005 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement");

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as more specifically set forth herein; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as more specifically set forth herein (the Existing Credit Agreement, as amended by this Third Amendment, being referred to as the "Credit Agreement");

NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

1.    Defined Terms.    Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

2.    Amendments to the Existing Credit Agreement

(a)    Definitions.

(i)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

"Permitted Securitization II" means any transaction that may be entered into by Global Acquisitions, Global Acquisitions II, Pinnacle Towers and each of their subsidiaries pursuant to which they securitize or otherwise finance their respective Towers or Tower Properties and any assets related thereto in a rated term transaction; provided that there shall be no recourse under such transaction to the Borrower or any other Subsidiary of the Borrower.

(ii)    Section 1.01 of the Existing Credit Agreement is hereby amended by deleting in its entirety the definition of "Excluded Subsidiary" contained therein and substituting therefor the following:

"Excluded Subsidiary" means each of Global Signal Holdings I LLC, Global Signal Holdings II LLC, Global Signal Holdings III LLC, Global Signal Holdings IV LLC, Global Signal Holdings V LLC, Global Signal Services LLC, Towers Finco LLC, Towers Finco II LLC, Towers Finco III LLC, Pinnacle Towers, Global Acquisitions, Global Acquisitions II and each of their respective Subsidiaries. "Excluded Subsidiaries" shall mean, collectively, each Excluded Subsidiary.

3.    Representations and Warranties.    In order to induce the Lenders to execute and deliver this Third Amendment, the Borrower hereby represents and warrants to each Lender and the Administrative Agent, as follows:

(a)    the representations and warranties set forth in Article V of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Third Amendment Effective Date (as hereinafter defined), except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date); and

(b)    no Default or Event of Default has occurred and is continuing.

4.    Effectiveness.    This Third Amendment shall become effective only upon the first date upon which each of the following conditions shall have been satisfied (such date, the "Third Amendment Effective Date"):

(a)    receipt by the Administrative Agent of duly executed counterparts of this Third Amendment which, when taken together, bear the signatures of the Borrower, the Required Lenders and the acknowledgment of the Administrative Agent; and

(b)    payment of all expenses required pursuant to Section 6 of this Third Amendment.

5.    Continuing Effect of the Existing Credit Agreement.    Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Existing Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Existing Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Credit Agreement.

6.    Expenses.    The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Third Amendment.

7.    Counterparts.    This Third Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

8.    GOVERNING LAW.    THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

GLOBAL SIGNAL OPERATING PARTNERSHIP, L.P., as Borrower
By: Global Signal GP LLC, its Managing General Partner
By:	/s/ Jeffrey A. Klopf
Name: Jeffrey A. Klopf
Title: Executive Vice President, General Counsel and Secretary

LENDERS:
BANK OF AMERICA, N.A.
By: /s/ Todd Shipley
Name: Todd Shipley
Title: Senior Vice President
MORGAN STANLEY ASSET FUNDING INC.,
By: /s/ Barbara Isaacman
Name: Barbara Isaacman
Title: VP

ACKNOWLEDGED AND ACCEPTED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Todd Shipley

Name: Todd Shipley

Title: Senior Vice President